Exhibit 99.1

3D Systems Reports Second Quarter 2018 Financial Results

ROCK HILL, S.C., Aug. 07, 2018 (GLOBE NEWSWIRE) -- 3D Systems Corporation (NYSE: DDD) announced today its financial results for the second quarter ended June 30, 2018.

For the second quarter of 2018, the company reported 11 percent revenue growth to $176.6 million compared to $159.5 million in the second quarter of the previous year. The company reported a GAAP loss of $0.08 per share in the second quarter of 2018 and 2017, and non-GAAP earnings of $0.06 per share in the second quarter of 2018 compared to non-GAAP earnings of $0.08 per share in the second quarter of 2017.

"We are pleased with our results for the second quarter, which were driven by strong revenue growth, including growth in both printer revenue and units as we continue to improve execution and are seeing the early returns on our investments in both innovation and go-to-market," commented Vyomesh Joshi (VJ) chief executive officer, 3D Systems.

The company reported 41 percent higher printer revenue on 37 percent higher printer unit sales, 26 percent growth in healthcare solutions, and growth in materials and on demand manufacturing.

The company reported GAAP gross profit margin of 48.8 percent for the second quarter of 2018 compared to 50.6 percent in the second quarter of the prior year. The impact of mix of sales and investment in services and on demand manufacturing offset cost improvements from ongoing supply chain cost reduction initiatives.

For the second quarter of 2018, GAAP operating expenses were $93.9 million compared to $87.5 million in the prior year period. SG&A expenses increased 13 percent to $71.2 million, which included continued investment in go-to-market, IT transformation and higher legal fees. R&D expenses decreased 7 percent from the second quarter of the prior year to $22.7 million as the company began to ship the previously announced new products. The company expects to continue to roll out new products as planned throughout 2018.

”We are very pleased with the progress we are seeing in the first half of 2018 from both our investments and the hard work by our employees,” commented John McMullen, executive vice president and chief financial officer. “We continue to make the investments we believe are critical for success while at the same time improving our cost structure over the long term.”

During the quarter, the company generated $10.7 million of cash in operations and ended the quarter with $119.3 million of unrestricted cash on hand.

“In addition to our performance in the second quarter, we are also very pleased to be partnering with Georg Fischer, a highly regarded leader in machining solutions, to create new integrated solutions and expand our global network and market opportunity. With our product rollouts in 2018, we believe our portfolio is second to none in regards to breadth and competitiveness, and we continue to be keenly focused on execution and operational efficiency to drive long-term growth and profitability,” concluded Joshi.

Q2 2018 Conference Call and Webcast
The company expects to file its Form 10-Q for the quarter ended June 30, 2018 with the Securities and Exchange Commission on August 7, 2018. 3D Systems plans to hold a conference call and simultaneous webcast to discuss these results on Tuesday, August 7, 2018, at 4:30 p.m. Eastern Time.

Date: Tuesday, August 7, 2018
Time: 4:30 p.m. Eastern Time
Listen via Internet: www.3dsystems.com/investor
Participate via telephone:
Within the U.S.:  1-877-407-8291
Outside the U.S.:  1-201-689-8345

A replay of the webcast will be available approximately two hours after the live presentation at www.3dsystems.com/investor.

Forward-Looking Statements
Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. In many cases, forward looking statements can be identified by terms such as “believes,” “belief,” “expects,” “may,” “will,” “estimates,” “intends,” “anticipates” or “plans” or the negative of these terms or other comparable terminology.  Forward-looking statements are based upon management’s beliefs, assumptions and current expectations and may include comments as to the company’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company.  The factors described under the headings “Forward-Looking Statements” and “Risk Factors” in the company’s periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements. Although management believes that the expectations reflected in the forward-looking statements are reasonable, forward-looking statements are not, and should not be relied upon as a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at which such performance or results will be achieved. The forward-looking statements included are made only as the date of the statement. 3D Systems undertakes no obligation to update or review any forward-looking statements made by management or on its behalf, whether as a result of future developments, subsequent events or circumstances or otherwise.

Presentation of Information in This Press Release
To facilitate a better understanding of the impact that strategic acquisitions, non-recurring charges and certain non-cash expenses had on its financial results, the company reported non-GAAP measures excluding the impact of amortization of intangibles, non-cash interest expense, acquisition and severance expenses, stock-based compensation expense, litigation settlements and charges related to strategic decisions and portfolio realignment. A reconciliation of GAAP to non-GAAP results is provided in the accompanying schedule.

About 3D Systems
3D Systems provides comprehensive 3D products and services, including 3D printers, print materials, on-demand manufacturing services and digital design tools. Its ecosystem supports advanced applications from the product design shop to the factory floor to the operating room. 3D Systems’ precision healthcare capabilities include simulation, Virtual Surgical Planning, and printing of medical and dental devices as well as patient-specific surgical instruments. As the originator of 3D printing and a shaper of future 3D solutions, 3D Systems has spent its 30 year history enabling professionals and companies to optimize their designs, transform their workflows, bring innovative products to market and drive new business models.

More information on the company is available at www.3dsystems.com

Tables Follow

3D Systems Corporation
Unaudited Condensed Consolidated Balance Sheets
June 30, 2018 and December 31, 2017

(in thousands, except par value)	June 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$119,313	$136,344
Accounts receivable, net of reserves — $10,049 (2018) and $10,258 (2017)	130,870	129,879
Inventories	114,493	103,903
Insurance proceeds receivable	50,000	50,000
Prepaid expenses and other current assets	25,428	18,296
Total current assets	440,104	438,422
Property and equipment, net	104,679	97,521
Intangible assets, net	82,141	98,783
Goodwill	224,955	230,882
Deferred income tax asset	7,216	4,020
Other assets, net	26,217	27,136
Total assets	$885,312	$896,764
LIABILITIES AND EQUITY
Current liabilities:
Current portion of capitalized lease obligations	$646	$644
Accounts payable	58,019	55,607
Accrued and other liabilities	72,400	65,899
Accrued litigation settlement	50,000	50,000
Customer deposits	5,903	5,765
Deferred revenue	38,617	29,214
Total current liabilities	225,585	207,129
Long term portion of capitalized lease obligations	6,732	7,078
Deferred income tax liability	9,892	8,983
Other liabilities	46,398	48,754
Total liabilities	288,607	271,944
Redeemable noncontrolling interests	8,872	8,872
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value, authorized 220,000 shares; issued 117,249 (2018) and 117,025 (2017)	116	115
Additional paid-in capital	1,339,984	1,326,250
Treasury stock, at cost — 2,503 shares (2018) and 2,219 shares (2017)	(10,007)	(8,203)
Accumulated deficit	(707,015)	(677,772)
Accumulated other comprehensive loss	(32,878)	(21,536)
Total 3D Systems Corporation stockholders' equity	590,200	618,854
Noncontrolling interests	(2,367)	(2,906)
Total stockholders’ equity	587,833	615,948
Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$885,312	$896,764

3D Systems Corporation
Unaudited Condensed Consolidated Statements of Operations
Quarter and Six Months Ended June 30, 2018 and 2017

	Quarter Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2018	2017	2018	2017
Revenue:
Products	$110,785	$97,579	$216,231	$195,518
Services	65,783	61,888	126,206	120,380
Total revenue	176,568	159,467	342,437	315,898
Cost of sales:
Products	57,500	49,840	113,618	97,948
Services	32,906	28,954	64,788	57,091
Total cost of sales	90,406	78,794	178,406	155,039
Gross profit	86,162	80,673	164,031	160,859
Operating expenses:
Selling, general and administrative	71,172	63,088	140,625	129,493
Research and development	22,712	24,449	48,594	47,301
Total operating expenses	93,884	87,537	189,219	176,794
Loss from operations	(7,722)	(6,864)	(25,188)	(15,935)
Interest and other (expense) income, net	1,661	933	108	1,134
Loss before income taxes	(6,061)	(5,931)	(25,080)	(14,801)
Provision for income taxes	2,539	2,067	4,493	3,108
Net loss	(8,600)	(7,998)	(29,573)	(17,909)
Less: net income attributable to noncontrolling interests	262	418	246	478
Net loss attributable to 3D Systems Corporation	$(8,862)	$(8,416)	$(29,819)	$(18,387)

Net loss per share available to 3D Systems Corporation common stockholders - basic and diluted	$(0.08)	$(0.08)	$(0.27)	$(0.17)

3D Systems Corporation
Unaudited Condensed Consolidated Statements of Cash Flows
Six Months Ended June 30, 2018 and 2017

	Six Months Ended June 30,
(in thousands)	2018	2017
Cash flows from operating activities:
Net loss	$(29,573)	$(17,909)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	29,948	30,575
Stock-based compensation	13,734	14,450
Impairment of assets	1,411	—
Provision for bad debts	1,356	166
Provision for deferred income taxes	(2,287)	(1,580)
Changes in operating accounts, net of acquisitions:
Accounts receivable	(3,384)	5,549
Inventories	(14,937)	(9,766)
Prepaid expenses and other current assets	(6,739)	(2,345)
Accounts payable	2,762	4,343
Accrued and other current liabilities	19,208	(6,727)
All other operating activities	(2,328)	1,823
Net cash provided by operating activities	9,171	18,579
Cash flows from investing activities:
Cash paid for acquisitions, net of cash assumed	—	(34,291)
Purchases of property and equipment	(18,095)	(11,243)
Additions to license and patent costs	(523)	(571)
Other investing activities	—	(1,650)
Proceeds from disposition of property and equipment	9	271
Net cash used in investing activities	(18,609)	(47,484)
Cash flows from financing activities:
Payments on earnout consideration	(2,675)	(3,206)
Payments related to net-share settlement of stock-based compensation	(1,804)	(1,970)
Repayment of capital lease obligations	(344)	(290)
Net cash used in financing activities	(4,823)	(5,466)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(2,502)	3,602
Net decrease in cash, cash equivalents and restricted cash	(16,763)	(30,769)
Cash, cash equivalents and restricted cash at the beginning of the period (a)	136,831	185,248
Cash, cash equivalents and restricted cash at the end of the period (a)	$120,068	$154,479

  The amounts for cash and cash equivalents shown above include restricted cash of $755 and $488 as of June 30, 2018 and 2017, respectively, and $487 and $301 as of December 31, 2017, and 2016, respectively, which were included in other assets, net in the condensed consolidated balance sheets.

3D Systems Corporation
Schedule 1
Loss Per Share
Quarter and Six Months Ended June 30, 2018 and 2017

	Quarter Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2018	2017	2018	2017
Numerator for basic and diluted net loss per share:
Net loss attributable to 3D Systems Corporation	$(8,862)	$(8,416)	$(29,819)	$(18,387)

Denominator for basic and diluted net loss per share:
Weighted average shares	111,920	111,398	111,870	111,350

Net loss per share - basic and diluted	$(0.08)	$(0.08)	$(0.27)	$(0.17)

3D Systems Corporation
Schedule 2
Unaudited Reconciliations of GAAP to Non-GAAP Measures
Quarter and Six Months Ended June 30, 2018 and 2017

	Quarter Ended June 30,		Six Months Ended June 30,
(in millions, except per share amounts)	2018	2017	2018	2017
GAAP net loss attributable to 3D Systems Corporation	$(8.9)	$(8.4)	$(29.8)	$(18.4)
Adjustments:
Amortization, stock-based compensation & other [1]	14.5	16.3	29.6	32.3
Legal and acquisition-related [2]	(0.4)	0.7	—	1.7
Cost optimization plan [3]	1.0	—	1.6	—
Impairment of cost-method investments [4]	—	—	1.4	—
Non-GAAP net income (loss) attributable to 3D Systems Corporation	$6.2	$8.6	$2.8	$15.6
Non-GAAP net income (loss) per share available to 3D Systems common stock holders - basic and diluted [5]	$0.06	$0.08	$0.02	$0.14

[1] For the quarter ended June 30, 2018, the adjustment included $0.1 in COGS and $14.4 in SG&A. For the quarter ended June 30, 2017, the adjustment included $0.1 in COGS and $16.2 in SG&A. For the six months ended June 30, 2018, the adjustment included $0.2 in COGS and $29.4 in SG&A. For the six months ended June 30, 2017, the adjustment included $0.2 in COGS and $32.1 in SG&A.
[2] For the quarter ended June 30, 2018, the adjustment included ($0.4) in SG&A. For the quarter ended June 30, 2017, the adjustment included $0.5 in SG&A and $0.2 in interest and other income, net. For the six months ended June 30, 2017, the adjustment included $1.5 in SG&A and $0.2 in interest and other income, net.
[3] For the quarter ended June 30, 2018, the adjustment included $0.2 in COGS, $0.7 in SG&A and $0.1 in R&D. For the six months ended June 30, 2018, the adjustment included $0.3 in COGS, $1.1 in SG&A, and approximately $0.2 in R&D.
[4] The Company has minority investments of less than 20% ownership in enterprises that benefit from, or are powered by its technology portfolio. The value of each of these investments is assessed periodically, and impairment recorded when required. For the quarter and six months ended June 30, 2018, the adjustment included zero and $1.4, respectively, in interest and other expense, net. The Company excluded this amount as it is not related to on-going operations, and intends to exclude these impairment amounts from non-GAAP net income going forward.
[5] Denominator based on weighted average shares used in the GAAP EPS calculation.